                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SafetyTek Corporation
                (Name of Registrant as Specified In Its Charter)

                             SafetyTek Corporation
                              49050 Milmont Drive
                               Fremont, CA 94538
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
    PAID UPON FILING OF PRELIMINARY PROXY STATEMENT.
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

       ------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       ------------------------------------------------------------------------
    3) Filing Party:

       ------------------------------------------------------------------------
    4) Date Filed:

       ------------------------------------------------------------------------

                      ------------------------------------

                             SAFETYTEK CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 6, 1995

TO THE STOCKHOLDERS OF
SAFETYTEK CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SafetyTek Corporation ("the Company"), a Delaware corporation, will be held on December 6, 1995 at 10:00 a.m. at the Company's offices located at 49050 Milmont Drive, Fremont, California, 94538 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the selection of KPMG Peat Marwick LLP as independent public auditors of the Company.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
The Board of Directors has fixed the close of business on November 15, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                   By Order of the Board of Directors

                                   James B. Hawkins
                                   Secretary

November 16, 1995

                      ------------------------------------

                             SAFETYTEK CORPORATION
                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of SafetyTek Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on December 6, 1995 at 10:00 a.m. at the Company's offices located at 49050 Milmont Drive, Fremont, California, 94538.

VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof has been fixed as November 15, 1995. As of that date, there were outstanding 3,210,093 shares of Common Stock of the Company. Each stockholder will be entitled to one vote for each share of common stock held on all matters to be voted upon. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Broker non-votes are considered as shares not entitled to vote with respect to such matters, but are counted toward the establishment of a quorum. Subject to prior revocation, all shares represented at the meeting by properly executed proxies will be voted in accordance with specifications on the proxy. If no specification is made, the shares will be voted in favor of: (i) the election of nominees provided for herein as directors; and (ii) the ratification of KPMG Peat Marwick LLP as independent public auditors of the Company.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 49050 Milmont Drive, Fremont, California, 94538, a written notice of revocation or duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the enclosed proxy and any additional information furnished to stockholders. Copies of solicitation material will be furnished to stockholders, and to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid for any such services.

     This proxy statement and the accompanying proxy card are being mailed to all stockholders on or about November 16, 1995.

                      ------------------------------------

                                   PROPOSAL 1

                      NOMINATION AND ELECTION OF DIRECTORS

     Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until his death, resignation or removal. All of the nominees listed below are currently directors of the Company. There are no family relationships among executive officers or directors of the Company, except that Mr. Hawkins, the President, Chief Executive Officer, Secretary and a director, and Mr. Glenn, the Chief Financial Officer, are brothers-in-law.

                     MANAGEMENT RECOMMENDS A VOTE IN FAVOR
                             OF EACH NAMED NOMINEE

     Shares of Common Stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should become unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. The four candidates receiving the highest number of the affirmative votes cast at the Annual Meeting will be elected directors of the Company.

NOMINEES:

     The names, ages and periods of service on the Company's Board of Directors of the nominees, and certain other information about them, is set forth below:

                                                          DIRECTOR
                NAME                 AGE                   SINCE
------------------------------------------------------------------
James B. Hawkins(1)                  40                    1985
Ernest C. Goggio(2,3)                72                    1986
Paul Kutler(1,2)                     52                    1987
George S. Sarlo(1,2,3)               57                    1991
------------------------------------------------------------------

                (1) Member of the Audit Committee.
                (2) Member of the Compensation Committee.
                (3) Member of the Stock Option Committee.

     Mr. Hawkins has been President, Chief Executive Officer and a director of the Company, and its predecessor, since August 1985. He has served as Secretary of the Company since September 1986. Mr. Hawkins has served as a director of Pillar Corporation, a major stockholder of the Company, since August 1987.

     Mr. Goggio has served as Chairman of the Board of Directors of the Company since November 1986. He has been President and Chairman of the Board of Directors of Pillar Corporation since 1966. Pillar Corporation, based in Milwaukee, Wisconsin, manufactures corona treater equipment for the plastics industry and heat induction and melting equipment for the metals industry.

     Dr. Kutler has been a director of the Company since February 1987. From October 1969 to September 1994, Dr. Kutler served as Chief of the Fluid Dynamics Division of NASA Ames Research Center, a governmental aerospace research center. From September 1994 to October 1995, Dr. Kutler was a visiting research scholar at Stanford University under the employ of NASA Headquarters, Washington, D.C. He is currently Manager of the High Performance Computing and Communication Office, NASA Headquarters, Washington, D.C. and Director of NASA Projects, Bay Area Multimedia Technology Alliance.

     Mr. Sarlo has been a director of the Company since January 1991. He has been a general partner of the Walden Group of venture capital funds since 1974. Mr. Sarlo also founded and has served as Chairman of the Board of Directors of Ashfield and Co. Inc., an investment management company, since 1973.

                      ------------------------------------

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 30, 1995 by
(i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee to the Board of Directors, (iii) the Chief Executive Officer and each other executive officer of the Company as of June 30, 1995 whose salary and bonus for the year ended June 30, 1995 exceeded $100,000, and (iv) all officers and directors of the Company as a group.

                                                                           AMOUNT OF
                                                                           BENEFICIAL           PERCENTAGE
                                  NAME*                                    OWNERSHIP (1)(2)     OF SHARES
----------------------------------------------------------------------------------------------------------
Pillar Corporation.......................................................        664,986           20.7%
       330 E. Kilbourn Ave. Suite 710
       Milwaukee, Wisconsin 53202
Ernest C. Goggio.........................................................        702,986(3)        21.9%
James B. Hawkins.........................................................        208,016(4)         6.3%
George S. Sarlo..........................................................        111,300(5)         3.4%
Paul Kutler..............................................................          7,750(6)         0.2%
John F. Glenn............................................................          9,250(7)         0.3%
F. Larry Young...........................................................          3,750(8)         0.1%
All executive officers and directors
as a group (6 persons)...................................................      1,043,052(3)(9)     30.7%
----------------------------------------------------------------------------------------------------------

*The address of each of the directors or executive officers is c/o SafetyTek Corporation, 49050 Milmont Dr., Fremont, California 94538

(1) Each of the individuals included in the table has sole voting and investment power over the shares listed, subject to the right of his spouse, if any, under applicable community property laws.

(2) Except as indicated, amounts do not reflect shares reserved for issuance for options granted under the Company's Stock Option Plan or non-qualified stock option agreements.

(3) Includes the shares of Common Stock owned of record by Pillar Corporation, of which Mr. Goggio is the President and majority stockholder and 4000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(4) Includes 105,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(5) Includes 54,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(6) Includes 7,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(7) Includes 8,750 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(8) Includes 3,750 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(9) Includes 182,500 shares of Common stock issuable upon exercise of stock options exercisable within 60 days.

BOARD AND BOARD COMMITTEE MEETINGS

     During the year ended June 30, 1995, the Board of Directors held four meetings. All of the directors attended all of the Board meetings except for Mr. Kutler who missed one Board meeting.

     During the year ended June 30, 1995, the Audit Committee of the Board of Directors held one meeting. Each Committee member attended the meeting. The Audit Committee recommends engagement of the Company's independent auditors, reviews and approves services performed by such auditors, reviews and evaluates the Company's accounting system and its system of internal controls and performs other related duties delegated to such Committee by the Board.

     During the year ended June 30, 1995, the Compensation Committee held one meeting. Each Committee member attended the meeting. The Compensation Committee determines the overall compensation policy for senior management of the Company, recommending to the Board of Directors new compensation programs or changes in existing programs which the Committee finds appropriate.

     During the year ended June 30, 1995, the Stock Option Committee held two meetings. Each Committee member attended the meetings. The Committee members are appointed by the Board of Directors and have the authority to administer the Company's Stock Option Plan.

     The Board has not established a nominating committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company as of June 30, 1995 whose total salary and bonus for the fiscal year ended June 30, 1995 exceeded $100,000 for services in all capacities to the Company and its subsidiaries during such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                      LONG-TERM COMPENSATION
                                                    --------------------------
                                                                   AWARDS
                                              ANNUAL           ---------------
NAME AND                                   COMPENSATION        SECURITIES          ALL
PRINCIPAL                    FISCAL     ------------------     UNDERLYING          OTHER
POSITION                      YEAR      SALARY$     BONUS$     OPTIONS/SARS(#)     COMP($)(1)
---------------------------------------------------------------------------------------------
James Hawkins,               1995       210,000     87,000          40,000            1,500
President and                1994       185,000     75,000              --            2,358
Chief Executive              1993       165,000     80,000          30,000            1,889
Officer
John F. Glenn,               1995       100,000     30,000          14,000            1,334
Vice President               1994       88,000      30,000              --              860
Of Finance/                  1993       74,000      25,000           8,000              370
Chief Financial Officer
F. Larry Young,              1995       95,000      28,000          10,000            1,263
Vice President               1994       86,000      28,000              --            1,047
of Operations                1993       78,000      19,000           8,000              780
---------------------------------------------------------------------------------------------

NOTES:
(1) The amounts shown represent Company contributions to the Company's 401(k) Savings Plan.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options in fiscal 1995 to the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                            --------------------------------------------------------
                                            NUMBER OF      % OF TOTAL
                                            SECURITIES     OPTIONS
                                            UNDERLYING     GRANTED TO
                                            OPTIONS        EMPLOYEES      EXERCISE OR
                                            GRANTED        IN FISCAL      BASE PRICE      EXPIRATION
    NAME                                    (#)(1)         YEAR (2)       ($/SH) (3)      DATE
    ------------------------------------------------------------------------------------------------
    James B. Hawkins                          40,000          34.8           $7.00          10/6/04
    John F. Glenn                             14,000          12.1            7.00          10/6/04
    F. Larry Young                            10,000           8.7            7.00          10/6/04
    ------------------------------------------------------------------------------------------------

(1) Options granted under the 1994 Stock Option Plan. Options are granted at fair market value at date of grant exercisable at the rate of 25% for each year the employee remains at the Company. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's termination of employment with the Company.

(2) A total of 114,800 options were granted to employees, including executive officers, during fiscal 1995.

(3) Payment of the purchase price may be made in cash or in shares of Common Stock of the Company or, at the discretion of the Board of Directors or Committee designated by the Board, by a promissory note or such other form of legal consideration that may be acceptable to the Board or Committee.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                  NUMBER OF
                                                                  SECURITIES          VALUE OF
                                                                  UNDERLYING          UNEXERCISED
                                                                  UNEXERCISED         IN-THE-MONEY
                                                                  OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                  FY-END (#)          FY-END ($)
                             SHARES ACQUIRED     VALUE            EXERCISABLE/        EXERCISABLE/
    NAME                     ON EXERCISE (#)     REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE(1)
    --------------------------------------------------------------------------------------------------
    James Hawkins                    --                 --         95,000/55,000      865,000/285,000
    John F. Glenn                 2,500             16,875          5,250/18,000        46,125/91,000
    F. Larry Young                7,750             54,719             0 /15,250            0 /84,875
    --------------------------------------------------------------------------------------------------

     (1) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the June 30, 1995 closing price of $11.50 per share of the Company's common stock as reported on The Nasdaq National Market.

DIRECTOR COMPENSATION

     Members of the Board of Directors who are not officers of the Company are entitled to receive fees of $600 for, and reimbursement for travel expenses incurred in connection with, each Board of Directors meeting attended.

     During fiscal years 1993, 1994 and 1995, the Company provided an automobile and paid annual fees of $48,000, $48,000 and $49,400, respectively, to Mr. Goggio for his efforts in identifying and evaluating acquisition candidates.

     The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the full extent permitted by law.

                      ------------------------------------

                                   PROPOSAL 2

            RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent public auditors for the year ended June 30, 1996, and has further directed that management submit the selection of independent public auditors for ratification by a majority of the stockholders at the Annual Meeting. KPMG Peat Marwick LLP has audited the Company's financial statements since 1985. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.

     Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the votes attributable to outstanding shares present or represented at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF THE PROPOSAL.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's next Annual Meeting of stockholders must be received by the Company no later than July 18, 1996 in order to be included in the proxy statement and proxy relating to that meeting.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. However, if any other matters are properly presented to the Annual Meeting it is the intention of the persons named in the accompanying proxy to vote in respect thereof in accordance with their best judgment.

     The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

                                   By Order of the Board of Directors

                                        James B. Hawkins
                                               Secretary
November 16, 1995

                             SAFETYTEK CORPORATION

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints Ernest C. Goggio and James B. Hawkins, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock, $.0008 par value, of SAFETYTEK CORPORATION, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SafetyTek Corporation, to be held on December 6, 1995 at 10:00 a.m. at the Company's offices located at 49050 Milmont Drive, Fremont, California, and any adjournments thereof, upon the following matters:

1. To elect directors.
  For ALL Nominees Listed Below / /
  For All Nominees Except as Crossed Out Below / /

  INSTRUCTION: To withhold authority for any individual nominee, cross out the nominee's name in the following list:
  Ernest C. Goggio, James B. Hawkins, Paul Kutler, George Sarlo

  WITHHOLD AUTHORITY -- do not vote for any nominees / /

(CONTINUED FROM OTHER SIDE)

2. To ratify the selection of KPMG Peat Marwick LLP as independent public auditors of the Company.
  / / FOR      / / AGAINST      / / ABSTAIN

3. With discretionary authority on such matters as may properly come before the meeting.
  / / FOR      / / AGAINST      / / ABSTAIN

     THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

     The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

                                       Please date and sign exactly as your
                                       name(s) appear on your shares. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

                                       -----------------------------------------

                                       -----------------------------------------
                                       Signature of Stockholder(s)

                                       Dated  ______________ , 1995